                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT



                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of earliest event reported):  July 14, 1997


                           COMMUNITY FIRST BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Exact name of Registrant as specified in its charter)


    Delaware                    0-19368                    46-0391436
--------------------    ----------------------        ----------------------
(State or other         (Commission File Number)      (I.R.S. Employer
jurisdiction of                                       Identification No.)
 incorporation)

    520 Main Avenue
    Fargo, North Dakota                                    58124-0001
----------------------------------------              ----------------------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code: (701) 298-5600

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On July 14, 1997, Community First Bankshares, Inc. (the "Company") purchased KeyBank National Association, Cheyenne, Wyoming, (the "Wyoming Bank"), from KeyCorp, its parent corporation, for a purchase price of $135 million. The Wyoming Bank has been renamed "Community First National Bank." As of March 31, 1997, the Wyoming Bank had total assets of approximately
$1.0 billion and banking offices in 24 communities in Wyoming, including Cheyenne, Laramie, Casper, Sheridan and Jackson. The Wyoming Bank provides a full range of commercial and consumer banking services throughout the state of Wyoming.

    The purchase was made pursuant to a purchase agreement dated February 18, 1997 between the Company and KeyCorp (the "Purchase Agreement"). Pursuant to the Purchase Agreement, KeyCorp retained from the Wyoming Bank loans of approximately $354 million (net of associated reserves of approximately $7.1 million) and other assets of approximately $22.5 million. These assets were replaced with short term investment funds estimated at approximately $334 million (after the retirement of $35 million of the Wyoming Bank's federal funds borrowed). Immediately before the closing, the Wyoming Bank paid a special dividend of approximately $41 million to KeyCorp to reduce shareholders equity.

    The transaction is expected to be accounted for using the purchase method of accounting and will result in the recognition of goodwill by the Company of approximately $60 million. The purchase price was funded through a combination of a portion of the proceeds from the February 1997 issuance of $60 million of a 8 7/8% Cumulative Capital Securities by CFB Capital I, a business trust subsidiary of the Company; the net proceeds of the June 1997 issuance of $60 million of 7.30% Subordinated Notes; and $40 million in borrowings under bank lines of credit in July 1997; and net cash flow of the Company prior to closing.


    Following the acquisition, the Company believes it is the largest banking network in Wyoming, with approximately $1.1 billion of assets and $1.0 billion in deposits, and banking offices serving 24 markets throughout Wyoming. If the acquisition had been completed on March 31, 1997, the Wyoming operations would have comprised more than 28% of the Company's assets and deposits on such date. Because the Company does not have any current operations in Wyoming, the Company plans to maintain or increase the Wyoming Bank's current staff level of 350 employees in Wyoming. The Wyoming Bank's operations have been highly centralized in the KeyCorp organization. The Company will organize management for the Wyoming Bank offices to decentralize the operations to a large degree in order to implement the Company's policy of granting substantial autonomy to managers of the Company's Banks, thereby enhancing the ability of the Banks to make lending decisions and provide products, services and marketing on a local basis to the extent required within the Company's organization.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (b)  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION:

         Pro Forma Condensed Combined Balance Sheet -
         March 31, 1997 (Unaudited).........................................F-1

         Pro Forma Condensed Combined Statement of Income
         for the Three Months Ended March 31, 1997 (Unaudited)..............F-3

         Pro Forma Condensed Combined Statement of Income
         for the Year Ended December 31, 1996 (Unaudited)...................F-5

                                      SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             COMMUNITY FIRST BANKSHARES, INC.



                             By  /s/ Mark A. Anderson
                               -----------------------------------------
                              Mark A. Anderson, Executive Vice
                               President and Chief Financial Officer
Dated:  July 29, 1997

             UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact on the Company's historical financial position and results of operations of the acquisition of the Wyoming Bank, which is expected to be accounted for under the purchase method of accounting.

    The unaudited pro forma condensed combined balance sheet information assumes that the acquisition was consummated on the last day of each period presented, and the unaudited pro forma condensed combined income statement information assumes that the acquisition was consummated at the beginning of each period presented. The unaudited pro forma condensed combined income statement information also assumes that the following events occurred at the beginning of each period presented: (i) the $60 million offering of 87/8% Cumulative Capital Securities completed in February 1997, (ii) the redemption on March 31, 1997 of the Company's 7.75% Subordinated Notes due 2000 in the principal amount of $23 million, and the conversion during March 1997 of substantially all of the Company's 7% Cumulative Convertible Preferred Stock,
(iv) the issuance in June 1997 of $60 million of 7.30% Subordinated Notes due 2004, and (v) the borrowing of $40 million from bank lenders in July 1997 under an acquisition line of credit.

    The pro forma information should be read in conjunction with the historical consolidated financial statements (including the related notes thereto) of the Company incorporated herein by reference. The pro forma information is not necessarily indicative of the financial condition of the Company that would have resulted had the acquisition and other assumed events been consummated on the last day of each period presented, or of the results of operations that would have resulted had the acquisition been consummated at the beginning of the periods for which information is presented, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.
                      PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                    March 31, 1997
                                     (Unaudited)

                                                                                   Eliminations and
                                                                                      Adjustments
                                                                 KeyBank      ---------------------------     Pro Forma
                                                The Company      Wyoming        Debit           Credit         Combined
                                                -----------      -------      ---------       -----------     ---------
                                                                             (In thousands)
Cash and due from banks. . . . . . . . . . .    $   123,430    $    40,271    $  59,135(1)   $ 122,000(5)   $   140,986
                                                                                 40,000(1)
Federal funds sold and securities purchased
 under agreement to resell . . . . . . . . .            100         10,000      334,047(3)     100,000(4)       203,110
                                                                                                41,037(2)
Interest-bearing deposits. . . . . . . . . .          9,953             98                                       10,051
Available-for-sale securities. . . . . . . .        508,837        207,818                                      716,655
Held-to-maturity securities. . . . . . . . .        223,768         50,083                                      273,851
Loans. . . . . . . . . . . . . . . . . . . .      2,081,912        803,811                                    2,531,792
                                                                                               353,931(3)
 Less: Allowance for loan losses . . . . . .        (27,580)       (14,865)       7,130(3)                      (35,315)
                                                -----------    -----------                                  -----------
 Net loans . . . . . . . . . . . . . . . . .      2,054,332        788,946                                    2,496,477
Bank premises and equipment. . . . . . . . .         66,206         18,848                          17(3)        83,537
                                                                                                 1,500(6)
Other assets . . . . . . . . . . . . . . . .        108,439         43,910       60,000(5)      22,466(3)       178,898
                                                                                  1,300(6)      13,000(5)
                                                                                    865(1)
                                                -----------    -----------    -----------    -----------    -----------
  TOTAL ASSETS . . . . . . . . . . . . . . .    $ 3,095,065    $ 1,159,974    $   502,477    $   653,951    $ 4,103,565
                                                -----------    -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------    -----------

                                                                     Eliminations and


                                      F-1


                                                                                       Adjustments
                                                                   KeyBank       ------------------------      Pro Forma
                                                 The Company       Wyoming         Debit         Credit         Combined
                                                 -----------       -------       ---------     ----------      ---------
                                                                              (In thousands)

Deposits . . . . . . . . . . . . . . . . . .    $ 2,493,500    $   947,964                                  $ 3,441,464
Federal funds purchased and securities sold
  under agreements to repurchase . . . . . .         85,387         84,414     $100,000(4)                       34,801
                                                                                 35,000(3)
Other short-term borrowings. . . . . . . . .        155,332          2,520                                      157,852
Long-term debt . . . . . . . . . . . . . . .         18,644            659                     $60,000(1)       119,303
                                                                                                40,000(1)
Other liabilities. . . . . . . . . . . . . .         33,444          8,380          237(3)         500(6)        41,387
                                                                                    700(6)
  TOTAL LIABILITIES. . . . . . . . . . . . .      2,786,307      1,043,937                                    3,794,807

Company-obligated mandatorily redeemable
 preferred securities of CFB Capital I . . .         60,000             --                                       60,000
Minority interest. . . . . . . . . . . . . .             19             --                                           19
Shareholders' equity:
  Preferred stock. . . . . . . . . . . . . .             --             --                                           --
  Common Stock . . . . . . . . . . . . . . .            187            500          500(5)                          187
Capital surplus. . . . . . . . . . . . . . .        101,017         62,666       62,666(5)                      101,017
Retained earnings. . . . . . . . . . . . . .        148,031         52,871       41,037(2)                      148,031
                                                                                 11,292(5)
                                                                                    542(5)
Treasury stock . . . . . . . . . . . . . . .           (496)            --                                         (496)
                                                -----------    -----------                                  -----------
 TOTAL SHAREHOLDERS' EQUITY. . . . . . . . .        248,739        116,037                                      248,739
                                                -----------    -----------    -----------    -----------    -----------

 TOTAL LIABILITIES AND SHARE-
   HOLDERS' EQUITY . . . . . . . . . . . . .    $ 3,095,065    $ 1,159,974    $   251,974    $   100,500    $ 4,103,565
                                                -----------    -----------    -----------    -----------    -----------
                                                -----------    -----------    -----------    -----------    -----------

-------------------------
(1) To reflect the issuance of the $60,000,000 of 7.30% Notes in June 1997 (net of issuance costs of approximately $865,000) and the issuance of additional long term debt of $40,000,000 (through an acquisition line of credit from Norwest Bank Minnesota, National Association and Harris Trust).

(2) To reflect the effect of the payment of a special dividend of approximately $41,000,000 by the Wyoming Bank to attain a shareholders' equity level as defined in the Purchase Agreement of $75,000,000.

(3) To reflect the retention of certain loans and other assets pursuant to the purchase agreement by KeyCorp. KeyCorp retained loans of $353,931,000 and other assets of $22,483,000 (with loans retained net of associated reserves of $7,130,000) and replaced the loans with short term investment funds of $334,047,000 (after the retirement of $35,000,000 of the Wyoming Bank's federal funds borrowed), after deducting $237,000 in other liabilities not assumed by the Company.

(4) To reflect the reduction of leverage through the repayment of short term borrowings from the proceeds of the sale of a portion of the investment funds held by the Wyoming Bank. KeyCorp increased the investment funds of the Wyoming Bank prior to closing to replace loans and other assets retained by KeyCorp.

(5) To reflect the purchase price of the Wyoming Bank of $135,000,000 (of which $13,000,000 was paid prior to closing in the form of an earnest money deposit). The Wyoming Bank had equity of approximately
    $75,000,000 at the time of purchase, resulting in recognition of approximately $60 million of goodwill.

(6) To reflect the application of APB No. 16, "Business Combinations," related to the purchase of the Wyoming Bank, certain assets and liabilities have been revalued with an effect of increasing intangible assets by $1,300,000.

                  PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     For the Three Months Ended March 31, 1997
                                    (Unaudited)

                                                                                    Eliminations and
                                                                                       Adjustments
                                                                   KeyBank     --------------------------    Pro Forma
                                                 The Company       Wyoming        Debit          Credit       Combined
                                                 -----------    ------------   ----------     -----------    ---------
                                                                (Dollars in thousands, except per share data)
Interest income. . . . . . . . . . . . . . .     $   62,125     $   23,258     $  4,864(2)                   $   80,519
Interest expense . . . . . . . . . . . . . .         25,117          9,648                    $    325(3)        34,440
                                                 ----------     ----------                                   ----------
Net interest income. . . . . . . . . . . . .         37,008         13,610                                       46,079

Provision for loan losses. . . . . . . . . .          1,761            800                         250(4)         2,311
                                                 ----------     ----------                                   ----------
Net interest income after provision for
  loan losses. . . . . . . . . . . . . . . .         35,247         12,810                                       43,768
Net gains on sales of investment
  securities . . . . . . . . . . . . . . . .             (3)            --                                           (3)
Other noninterest income . . . . . . . . . .          8,186          2,675                                       10,861
Noninterest expense. . . . . . . . . . . . .         27,060          9,252        1,000(1)         150(5)        37,162
                                                 ----------     ----------                                   ----------
Income before income taxes and
  extraordinary item . . . . . . . . . . . .         16,370          6,233                                       17,464
Provision for income taxes . . . . . . . . .          5,573          1,851                       1,799(6)         5,625
                                                 ----------     ----------                                   ----------
Income before extraordinary item . . . . . .         10,797          4,382                                       11,839
Extraordinary item . . . . . . . . . . . . .           (265)            --                                         (265)
                                                 ----------     ----------                                   ----------
Net income . . . . . . . . . . . . . . . . .         10,532          4,382                                       11,574
Dividends on preferred stock . . . . . . . .             --             --                                           --
                                                 ----------     ----------                                   ----------
Net income applicable to common equity . . .     $   10,532     $    4,382                                   $   11,574
                                                 ----------     ----------                                   ----------
                                                 ----------     ----------                                   ----------

Earnings per common and common
 equivalent share:
 Primary earnings per share before
   extraordinary item. . . . . . . . . . . .     $     0.61                                                  $     0.62
 Extraordinary item. . . . . . . . . . . . .     $    (0.02)                                                 $    (0.01)
 Primary earnings per share. . . . . . . . .     $     0.59                                                  $     0.61
 Fully diluted earnings per share before
   extraordinary item. . . . . . . . . . . .     $     0.57                                                  $     0.62
 Extraordinary item. . . . . . . . . . . . .     $    (0.01)                                                 $    (0.01)
 Fully diluted earnings per share. . . . . .     $     0.56                                                  $     0.61

Average common and common equivalent
  shares outstanding:
 Primary . . . . . . . . . . . . . . . . . .     17,734,076          5,000                   1,129,832(7)    18,863,908
 Diluted . . . . . . . . . . . . . . . . . .     18,900,647          5,000                                   18,900,647


---------------------

(1) Amortization of goodwill relative to the purchase transaction.

(2) Reflects (a) a $1,688,000 reduction in interest income as a result of a $100,000,000 decrease in short term investments related to the repayment of short term borrowings in order to reduce leverage at the Wyoming
    Bank, (b) a net reduction in interest income of $2,769,000 resulting from higher yielding loans replaced with lower yielding investment assets as a result of assets retained by KeyCorp and (c) a $407,000 reduction in interest income as a result of a $50,000,000 reduction of short term investments, the proceeds of which were used to repay $50,000,000 of debt of The Wyoming Bank that matured in February 1997.

(3) Reflects additional interest expense of (a) $750,000 related to the $40,000,000 acquisition line of credit, (b) $445,000 related to the $60,000,000 Capital Securities issue, and (c) $1,125,000 related to the issuance of $60,000,000 in 7.30% Notes, offset by a reduction in interest expense of (x) $1,856,000 related to a $100,000,000 decrease in short term borrowings resulting from the reduction in leverage at the "Wyoming Bank" and a $35,000,000 decrease in short term borrowings which funded certain the Wyoming Bank assets by KeyCorp, (y) $344,000 resulting from the repayment of $50,000,000 of debt of the Wyoming Bank that matured in February 1997, and (z) $445,000 related to the redemption of the $23,000,000 of 7.75% Subordinated Notes.

(4) Effect on provision for loan losses as a result of loans retained by KeyCorp.

(5) Reflects the effect on noninterest expense resulting from the change in the organizational structure after consummation of the transaction, including an additional $625,000 in personnel costs and a reduction of $775,000 in other noninterest expenses, including data processing, management fees and office services.

(6) Tax effect of pro forma adjustments.

(7) Reflects the effect of the conversion of 919,500 depositary shares into 1,443,695 shares of common stock.

                  PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                        For the Year Ended December 31, 1996
                                    (Unaudited)

                                                                                    Eliminations and
                                                                                       Adjustments
                                                                   KeyBank      -------------------------    Pro Forma
                                                 The Company       Wyoming        Debit          Credit       Combined
                                                 -----------    ------------   ----------     -----------    ---------
                                                                (Dollars in thousands, except per share data)
Interest income. . . . . . . . . . . . . . .     $  229,426     $   98,156     $ 21,075(2)                   $  306,507
Interest expense . . . . . . . . . . . . . .         95,234         41,659          867(3)                      137,760
                                                 ----------     ----------                                   ----------
                                                    134,192         56,497                                      168,747
Provision for loan losses. . . . . . . . . .          6,757          9,258                      $7,000(4)         9,015
                                                 ----------     ----------                                   ----------
Net interest income after provision
 for loan losses . . . . . . . . . . . . . .        127,435         47,239                                      159,732
Net gains on sales of investment
 securities. . . . . . . . . . . . . . . . .             93             18                                          111
Other noninterest income . . . . . . . . . .         27,277         10,800                                       38,077
Noninterest expense. . . . . . . . . . . . .        104,288         43,166        4,000(1)       4,100(5)       147,354
                                                 ----------     ----------                                   ----------
Income before income taxes . . . . . . . . .         50,517         14,891                                       50,566
Provision for income taxes . . . . . . . . .         18,007          3,967                       5,194(6)        16,780
                                                 ----------     ----------                                   ----------
Net income . . . . . . . . . . . . . . . . .         32,510         10,924                                       33,786
Dividends on preferred stock . . . . . . . .          1,610             --                       1,610(7)            --
                                                 ----------     ----------                                   ----------
Net income applicable to common equity . . .     $   30,900        $10,924                                   $   33,786
                                                 ----------     ----------                                   ----------
                                                 ----------     ----------                                   ----------

Earnings per common share:
  Primary. . . . . . . . . . . . . . . . . .     $     1.85                                                  $     1.86
  Fully diluted. . . . . . . . . . . . . . .     $     1.79                                                  $     1.86

Average common shares outstanding:
  Primary. . . . . . . . . . . . . . . . . .     16,699,021          5,000                   1,442,695(7)    18,141,716
  Fully Diluted. . . . . . . . . . . . . . .     18,154,966          5,000                                   18,154,966

---------------------
(1) Amortization of goodwill relative to the purchase transaction.

(2) Reflects a $10,000,000 reduction in interest income as a result of a $150,000,000 decrease in short term investments and a net reduction in interest income of $11,075,000 resulting from higher yielding loans replaced with lower yielding investment assets as a result of assets retained by KeyCorp.

(3) Reflects additional interest expense of (a) $3,000,000 related to the $40,000,000 acquisition line of credit, (b) $5,325,000 related to the $60,000,000 Capital Securities issue, and (c) $4,500,000 related to the issuance of $60,000,000 in 7.30% Notes, offset by a reduction in interest expense of (x) $10,175,000 related to a $100,000,000 decrease in short term borrowings resulting from the reduction in leverage at the "Wyoming Bank", a $35,000,000 decrease in short term borrowings which funded certain the Wyoming Bank assets by KeyCorp and the repayment of $50,000,000 of debt of the Wyoming Bank that matured in February 1997, and (y) $1,783,000 related to the redemption of the 7.75% Subordinated Notes due August 15, 2000.

(4) Effect on provision for loan losses as a result of loans retained by KeyCorp.

(5) Reflects the effect on noninterest expense resulting from the change in the organizational structure after consummation of the transaction, including an additional $2,500,000 in personnel costs and a reduction of $6,600,000 in other noninterest expense, including data processing, management fees and office services.

(6) Tax effect of pro forma adjustments.

(7) Reflects the effect of the conversion of 919,500 depositary shares into 1,443,695 shares of common stock.